Exhibit 10.1

Lease

Lessor:	Neighborhood Committee of Xiqili Community, Caiyuan Street, Taishan District, Tai’an City (hereinafter referred to as “Party A”)

Lessee:	Tai’an Tony Fun Shopping Mall Co., Ltd. (hereinafter referred to as “Party B”)

I.	Property overview

1.1	Lease objects and overview: the “commercial building in Xiqili Community of Baosheng Plaza” located at Qilihe East, West of South Section of Yingsheng Road, South of Middle Section of Taishan Street, it is a comprehensive commercial building with four floors above the ground (approximately 20 thousand square meters of floor area) and one basement floor (approximately 5,001 square meters of floor area), the ancillary occupancy, facilities and equipment, square in front of door and other places, firefighting access between floors, underground parking lots, all billboard facilities, and contents in Attachment 3 etc., the foregoing lease objects are collectively referred to as “properties of Party A”, which will be used by Party B during the lease period.

Since the properties of Party A are at the final stage of construction currently, relevant floor area data involved in such properties will be subject to the data in actual measurement after completion as stated in the documents approved by the government.

1.2	The leasing house means the properties, ancillary occupancy, facilities and equipment, as well as the matched underground parking lots and other places leased by Party B from Party A as listed in this Contract.

II.	Representations and warranties

2.1	Both parties warrant that, each of them is the enterprise legal person and autonomous corporate organization duly incorporated and validly existing respectively. (Attachment 1: Copies of the duplicate copy of business license for enterprise legal person or organization code certificate of both parties)

2.2	Party A warrants that such properties are commercial projects, the project construction possesses legal and effective procedures and has passed the acceptance inspection procedures conducted by local competent fire department. (Attachment 2: Copies of relevant construction approval procedures, state-owned land use certificate, construction land planning permit, construction engineering planning permit, construction commencement permit and opinion on the examination of construction engineering fire protection design shall be provided before signing the contract; and copies of technical materials such as the house acceptance certificate, fire prevention certification, engineering acceptance inspection documents, wiring diagram of relevant systems, equipment qualification certificate or inspection certificate etc. shall be provided upon the delivery of properties.)

2.3	Party A warrants that, when signing the contract, properties of Party A and land use rights involved therein have been free from mortgage and seizure; and warrants that normal operation of Party B will not be affected due to the ownership defects occurred in the properties of Party A and land use rights involved therein, or the failure in acquiring real estate ownership certificates, or the establishment of mortgages or encumbrances in the properties of Party A and land use rights involved therein. After signing the contract, if Party A has established a mortgage to the land or leasing house, in whole or in part, Party A shall issue detailed written description on the mortgage situation, and provide the mortgagee’s letter of consent to lease such properties to Party B.

2.4	Party A warrants not to carry out sales by division of property rights, payback sales and leaseback after sales etc. to such properties, meanwhile, after signing the contract, if Party A intends to sell the ownership of the leasing house as a whole, Party A shall serve written notice to Party B twelve months in advance, and Party B enjoys the right of first refusal under the same conditions.

2.5	If, other than developing such properties, Party A is still developing other commercial properties in adjacent areas (within the scope of 1km), then within the lease period hereof, Party A shall warrant that the lessees or buyers of other commercial properties must not engage in the retail formats the same as or similar to that of Party B.

2.6	Party A warrants Party B’s rights to use the leasing objects, except for with the consent of Party B, Party A must not carry out alterations to the leasing objects (such alterations include but not limited to increase or decrease attachment or appurtenance to such leasing objects, new addition of building within leasing area, and additional construction to the leasing building) and shall stop others from doign so.

2.7	Party A warrants that it itself must not block the property entrance and signboard of Party B used by Party B within the leasing area, and warrants not to hang or broadcast advertisements of Party B’s competitors, nor engage in similar actions.

2.8	Party B warrants not to destroy the main structure of mall, if indeed in need of changing the main structure of mall, Party B shall ask for written consent of Party A first. Party A shall give written reply within one week after the proposal of Party B. In view of more reasonable and effective unified management of such properties, if Party B needs to make an adjustment to the existing firefighting stairway in the firefighting access in the middle of Dongqi and Xiqi commercial buildings, Party A agrees that Party B possesses the management use right to the firefighting access between the two buildings, and is entitled to make adjustment to the firefighting access and firefighting stairway.

2.9	Except for sublease as a whole, Party B is entitled to self-use, sublease, sublease by division of the properties of Party A according to the needs, or engage in the operation by paid transfer of use right, and the consent of Party A is not required except for sublease as a whole. When it is necessary for Party A to cooperate or issue relevant proofs or documents, Party A shall actively to do so.

2.10	Party B warrants to employ persons of of Party A under the same conditions as its employees.

2.11	Party B warrants to use the underground parking lots for parking and supporting equipment room, if Party B use them for selling commodities, then the rent will be charged according to the average unit price of the rent charged for the real estate on the ground.

2.12	Party A agrees that the rights and obligations of Party B hereunder may be inherited by the branch company established by Party B, and Party B agrees that such company will handle matters related to business registration, tax registration, labor relations and pension relations etc. in the industrial and commercial administrative department, competent tax authority and labor management department within the administrative region of Caiyuan Subdistrict Office, and Party A should actively cooperate to handle relevant formalities and issue documents and materials. The operation mode of such branch company is an independent accounting company, under the precondition of not violating national tax laws and regulations and complying with tax administration authority, Party B agrees to report and pay all taxes (including enterprise income tax, business tax, value added tax, urban construction tax, additional tax of education, local additional tax of education, personal income tax, stamp duty, vehicle and vessel tax etc.) incurred from the operation of such branch company in such properties to the competent tax authority within the administrative region of Caiyuan Subdistrict Office in Taishan District, otherwise Party B will compensate the liquidated damages equivalent to the amount of taxes payable.

III.	Scope of lease

3.1	See Attachment 3 “Schematic Diagram of Lease Area” for the area scope of properties of Party A in this Contract, among them, the first basement floor is 5,001 square meters, four floors on the ground are approximately 20,000 square meters, Party A agrees that Party B can use and manage the parking lots and the common areas of such properties for free.

3.2	Rent calculation method: such rent has included the rent and expenses within the entire area scope of the properties of Party A, for convenient calculation and quantification, both parties agree to take the area from the first to fourth floor on the ground of the comprehensive building as the calculation parameter, the total area is approximately 20,000 square meters, please see Article 5 “Rent and payment method” of this Contract for specific amount of rent. The foregoing area is subject to the area in actual measurement after completion.

IV.	Lease period

The lease term is 20 years, and the start date of lease term is the rent commencement date as agreed in Paragraph 5.2 hereof. Since the amount of this Contract is large and the period hereof is long, Party B needs to engage in long-term and significant investment in the aspects of human resources, properties and energies, in consideration of Party B’s contribution to tax increase, improvement of business value around the area of Party A, as well as solution employment issues, upon the expiration of this Lease Contract, Party A agrees to consult with Party B according to the then market lease price and increasing or declining rate, as well as the rent calculation method stipulated in Paragraph 3.2 hereof, Party B has the first right to lease, after the 20 year term has expired.

V.	Rent and payment method

5.1	Both parties agree that the rent of such properties is RMB0.6 per day per square meter, and it will be increased once every four years by RMB0.1 based on the rent of the last four years. Among rent items, “Total annual rent” means the rent corresponding to the expiration of every 365 days starting from the official rent commencement date; “Semi-annual rent” means 1/2 of the total annual rent of the corresponding year; “Quarterly rent” means 1/4 of the total annual rent of the corresponding year; “Monthly rent” means 1/12 of the total annual rent of the corresponding year; and “Daily rent” means 1/365 of the total annual rent of the corresponding year. Payment amount of rent (this lease amount is calculated according to the actual measurement area)

Year	The first four years (Thousand)	The second four years (Thousand)	The third four years (Thousand)	The fourth four years (Thousand)	The fifth four years (Thousand)	Total (Thousand)
Annual rent	20,000m2*0.6*365 =4,380	20,000m2*0.7*365 =5,110	20,000m2*0.8*365 =5,840	20,000m2*0.9 *365 =6,570	20,000m2*1.0*365 =7,300
Total amount of four years	17,520	20,440	23,360	26,280	29,200	116,800

Except for the rent and amounts explicitly agreed in the contract, Party B will not pay other expenses to Party A.

Within 15 days after signing the contract, Party B shall pay RMB300 Thousand to Party A, such amount is the earnest money and will automatically offset the first quarterly rent payable by Party B upon the official rent commencement date. If Party B fails to lease by breach of contract, such amount will not be refunded by Party A; if Party A fails to lease to Party B by breach of contract, then such amount shall be refunded in double.

5.2	Rent commencement date

9 months starting from the date on which Party A has handed over the whole properties of Party A to Party B as agreed in Paragraph 7.1 of this Contract (namely from November 1, 2015 (date) to July 31, 2016 is the decoration period of Party B, and the rent commencement date is the next day after the expiration of decoration period.

5.3	Payment method

The rent of each leasing year will be paid by four installments (namely paid by quarterly rent), February 15, May 15, August 15 and November 15 of each year are the dates of rent payment, and such dates will be postponed accordingly in case of holidays.

5.4	Voucher issuing

The receipt voucher will be issued by the finance center of office, when becoming due, Party B shall make remittance first, within 3 days (postponed accordingly in case of holidays) after receiving the payment, Party A shall issue official invoice and cash voucher to Party B, and the proportion of official invoice and cash voucher will be further negotiated by both parties. Before receiving the official invoice and cash voucher from Party A, Party B is entitled not to pay the rent for next period, until the date of receiving such invoice or cash voucher.

VI.	Property technical standards

6.1	Party A is responsible for all civil engineering, equipment and installation of property facilities other than air-conditioning system, and building exterior decoration; Party B is responsible for interior decoration and equipment and installation of air-conditioning system (Attachment 4: Scope of Responsibilities and Engineering of Both Parties); among them: the “facilities and equipment” of properties responsible by Party A include: escalator, cargo elevator, water supply, power supply, gas pipeline, fire protection, and fire monitoring system etc.;

The “building exterior decoration” responsible by Party A includes: building exterior wall, square, road, parking lot and open space, surrounding landscaping and decoration etc.

The “interior decoration” responsible by Party B includes: floor decoration, laying decoration in goods area, ceiling decoration, decoration of walls and columns, and decorations in public area such as cargo elevator room, stairway and toilet etc.;

(Attachment 4: Scope of Responsibilities and Engineering of Both Parties)

6.2	Party A shall carry out engineering design construction, purchase and installation of facilities and equipment such as elevator and cargo elevator etc., as well as materials selection (expenses to be borne by Party A) according to the Property Technical Standards (Attachment 6) confirmed by both parties. For the purchase contract and warranty clauses regarding the facilities and equipment purchased by Party A but used by Party B for leasing, Party A shall provide Party B a complete copy thereof.

6.3	Party A’s civil engineering, decoration, water supply, strong current, weak current, gas and other systems etc. shall be designed according to the management layout of Party B, so as to meet the management requirement of Party B.

6.4	The properties, exterior decoration, and landscaping delivered by Party A shall be complete, and all properties, especially the facilities and equipment, elevator, passageway, circuit, and fire protection and other systems etc. shall reach safety and use standards and meet the business needs of Party B, so as to guarantee that Party B may enter for normal use and carry out interior decoration and equipment and installation of air-conditioning system; in addition, there shall be no garbage on the ground and free of any dispute.

VII.	Delivery of leasing house

7.1	Within 12 month(s) after this Contract comes into effect, Party A shall make the whole properties of Party A pass the overall acceptance inspection (including civil engineering, installation, square hardening, fire protection, facilities and equipment etc.), clean up the garbage, make it meet the use conditions of Party B as well as the delivery standards agreed in this Contract and the attachments hereto, and deliver it to Party B. Due to the objective reasons such as going through land formalities etc. might cause delay in construction period, Party A may serve written notice to Party B 15 days in advance to negotiate with Party B on the new delivery date, Party A may only make delivery according to the date newly agreed by both parties with written consent of Party B.

7.2	After Party A has completed property construction according to contract requirements and met the entry conditions of Party B, Party A will issue written notice on the property delivery to Party B. Upon delivery, both parties shall designate personnel to jointly participate in the acceptance inspection on the leasing premises, sign the handover list and record the readings in water, electricity and gas meters; before delivery, all expenses incurred within the leasing premises, including but not limited to charges of water, electricity and gas etc., shall be borne by Party A (the part consumed by Party B will be borne by Party B).

7.3	Party A shall guarantee that the premises, ancillary facilities and equipment are under normal operating conditions and safety, and provide the copies of fire prevention certifications, premises acceptance certificate, certifications and inspection certificate of the facilities and equipment of Party A, as well as relevant system wiring diagram, all kinds of completion documents and electronic CAD drawings etc. (Attachment 7).

7.4	If the properties and facilities and equipment delivered by Party A are not conforming to the requirements agreed by both parties beforehand, Party A shall be responsible for repurchase and reconstruction, and bear the liability for breach of contract in delayed delivery.

VIII.	Decoration of leasing house and business facility allocation

8.1	During lease period, Party B may carry out renovations on brand image and advertising etc.; and may allocate business facilities such as computer systems, cash register, electronics, container shelves, refrigerator, display cases, shopping cart and baskets, promotion vehicles and kitchen equipment, etc.

8.2	Except for the circumstances agreed herein, upon the expiration of this Contract or any extended period thereof, the building and land etc. invested by Party A will be owned by Party A, and the building, facilities, equipment and decorations etc. invested by Party B will be owned by Party B, but Party B shall voluntarily dismantle them within one month prior to the date of contract expiration, otherwise it will be deemed as Party B’s automatic waiver.

8.3	Since the roof of such properties is connected to the high residential buildings, in order to prevent accident or larceny etc., Party B shall provide landscaping and take protective measures for the roof of leasing properties. Party A agrees that Party B possesses the management use right to the roof of the leased properties and may conduct landscaping and protection to it.

IX.	Repair and use safety of the properties of Party A

9.1	Within lease period, Party B shall be responsible for daily repair and maintenance (except for water leakage and water seepage in the premises) of such premises and bear the necessary repair. However, the repairs, replacement, malfunction and water seepage etc. caused by the installation shall be Party A’s responsibility, and Party B shall be responsible for the damage caused by its improper use.

9.2	Within lease period, Party B shall be responsible for the repair and daily maintenance as well as normal annual inspection on the facilities and equipment. However, Party A shall be responsible for the escalator, cargo elevator and transformer etc., after the end of their normal service life (subject to the technical information of equipment manufacturer). Meanwhile, for all facilities and equipment provided by Party A, Party A shall hand over the detailed information of suppliers and construction parties to Party B for maintenance contacts within the warranty period. Party A shall be responsible for assisting in coordination in the event Party B needs assistance.

9.3	Party B shall reasonably use its premises. In case of damage to the main structure and facilities of the premises due to improper use, Party B shall be responsible for the repair and bear the liability for economic compensation.

9.4	In the event equipment needs to be replaced, Party B shall serve written notice to Party A, and specific matters will be settled by both parties per consultation, if the replacement of equipment cannot be finished within the time limit agreed by both parties, Party A shall be responsible for the loss caused to Party B.

When Party B needs to substantially repair or replace the premises or equipment, Party B shall serve written notice to Party A, and Party A shall provide repair service within three days and no later than ten days at the latest (except for substantial repair and replacement of equipment), if Party A refuses to repair or delays in repair and emergency circumstances exists, Party B is entitled to repair voluntarily, and the necessary costs of repaid will be deducted from the rent payable by Party B to Party A.

9.5	With respect to the responsibilities for use safety of leasing properties and facilities and equipment, during Party B’s operation, in case of damage or loss of the properties, facilities and equipment of Party A caused by the reason of Party B, as well as the safety casualty accident caused by the reason of Party B, Party B shall be held responsible and bear the loss caused to Party A thereby. However, for the safety casualty accident caused due to architectural structure of house or quality issues of facilities and equipment, if specific responsible party is held responsible after identification by responsible accident department, the responsible party for the accident shall bear the loss of Party B suffered therefrom.

X.	Management of property facilities and equipment and payment of expenses

10.1	Party A is responsible for opening accounts for Party B’s use of the property facilities such as water supply, power supply and pipeline gas supply etc., or assisting Party B to conduct transfer of accounts, and the costs of the foregoing opening and transfer of accounts will be borne by Party B; meanwhile, Party A shall guarantee that the property facilities and equipment (including firefighting system, strong current, week current etc.) in Party B’s leasing area will be run and controlled independently, and such property facilities and equipment will be managed by Party B voluntarily.

10.2	The firefighting system of the leased premises must be under independent use and unified management by Party B regardless of any circumstances, personnel of Party B possess the rights to control the facilities, such as the fire-water pond and fire pump etc., the existence of other users in such firefighting system is strictly prohibited, and it is not allowed for the high-rise housing connected to the premises to use the same set of firefighting system as the leased premises.

10.3	Property fees of Party B (charges of water, electricity, gas, heating, firefighting, and sanitation fee etc.) incurred within the lease period shall be paid by Party B (provisions in this paragraph include the fees of Party B incurred within decoration period).

XI.	Security, cleaning

Matters of security, cleaning and all safety issues will be handled by Party B voluntarily, Party A only provides Party B the station for garbage disposal.

XII.	Taxes bearing and income attribution

Within the lease period, any national or local taxes and expenses incurred from land use right or ownership, including real estate tax, land use tax, land use fee and lease tax etc. shall be borne by Party A.

XIII.	Insurance

During lease period, Party B shall be responsible for insurance.

XIV.	Contract modification, rescission, termination and liability for breach of contract

14.1	Breach clause: By consensus between both parties, this Contract may be modified or rescinded. After this Contract has come into effect, either party who breaches the contract or fails to fulfill contract obligations as agreed shall pay the other party the liquidated damages according to 0% of the total contract amount. (Where liquidated damages are otherwise agreed herein, such agreement shall apply.)

14.2	By consensus between both parties, this Contract may be modified or rescinded. Where either party rescinds the contract without any justified reason, after the consent of the other party, it shall pay the liquidated damages to the other party according to the total annual rent for the year subsequent to the year of contract rescission.

14.3	Where Party B delays in payment of rent without reason, it shall bear the liquidated damages equivalent to 0.21% of the outstanding rent for each overdue day, the delay in payment of rent cannot exceed 3 consecutive months, otherwise Party A is entitled to rescind the contract, in addition to fully paying the rent due, Party B shall will pay liquidated damages to Party A according to the breach clause, where the liquidated damages paid by Party B cannot cover the loss of Party A, Party B will compensate the loss beyond the liquidated damages.

14.4	Where Party B violates any paragraph applicable to Party B in Article 2: Representations and warranties, Party A is entitled to rescind the contract, and Party B shall pay the liquidated damages to Party A according to the total annual rent of the subsequent year to the year of the contract rescission.

14.5	Where Party A violates the agreement and rescinds the contract early, Party A shall pay the liquidated damages to Party B according to the total annual rent of the subsequent year to the year of the contract rescission. Where Party A’s payment of liquidated damages cannot cover other direct or indirect losses of Party B, it shall still compensate the losses beyond the liquidated damages.

14.6	Provided Party A has any one of the following behaviors, Party B is entitled to rescind the contract, and Party A shall pay the liquidated damages to Party B according to the total annual rent of the subsequent year to the year of contract rescission, where Party A’s payment of liquidated damages cannot cover other direct or indirect losses of Party B, it shall still compensate the losses beyond the liquidated damages. Party A shall also compensate the decoration costs of Party B for its preparation work of the leased properties during the decoration period, which amount shall be audited by an independent third-party. The decoration costs will also be calculated according to 20 a year depreciation schedule, however, if the period of actual use of the decoration is less than 20 years, it will be calculated according to the years of actual use.

(1)	Party A delays in delivering the leased premises for more than 3 months, or the premises, facilities and equipment or ancillary facilities etc. that are delivered are not conforming to the standards and technical requirements of this Contract;

(2)	Due to a reason not attributable to Party B, regardless whether it occurs before or after the opening of the business, if Party A fails to ensure Party B’s use right to the leases premises of this Contract, or a significant adverse effect on the use right to the leased premises of this Contract; or in case of occurrence of major hidden dangers to Party B, and Party A still fails to ensure the elimination of such impact thirty days after the occurrence of such circumstances;

(3)	Party A fails to satisfy Party B’s property demands in water, electricity, gas etc. that are necessary for operation according to the contract agreement, and the architectural structure, building requirements and supporting facilities are not conforming to the regulations of national property technical requirements;

(4)	Party A violates any paragraph applicable to Party A in Article 2: Representations and warranties;

(5)	Occurrence of other serious circumstances or serious breach of contract.

14.7	Upon expiration or rescission of this Contract, the leased premises will be owned by Party A, the building, facilities, equipment and decorations etc. invested by Party B will be owned by Party B, and those improvements Party B agrees to give to Party A will be owned by Party A for free.

14.8	Upon expiration of this Contract or if such leased premises is demolished or relocated by the relevant government department, this Contract will be terminated and Paragraph 15.2 of this Contract shall apply in respect of the rights and interests due to demolition and relocation.

14.9	Party B must conduct lawful business operations.

XV.	Exemption or partial exemption

15.1	Where the contract cannot be fulfilled due to the event of force majeure, responsibility will be exempted in whole or in part according to the impact of force majeure.

15.2	Where the leased premises is demolished or relocated due to the reason of government policy, and thereby causes losses to both Party A and Party B, both parties will not take responsibility therefor, but Party B is entitled to receive the government compensation for the costs of real estate improvements, equipment and decoration of the leases premises; employee severance pay, equipment removal expenses, lost income, equipment dissipation fee, and reinstatement fee etc. and other losses; or directly ask the government for compensation. If Party B cannot receive the foregoing compensation or has not received full compensation from the government, Party A, from its compensation received from the government, shall offer Party B corresponding compensation according to the proportion of losses of both parties.

15.3	The “force majeure” stated in this article means the unforeseeable, unavoidable and insurmountable objective circumstances, as well as other objective circumstances that are unforeseeable and unpreventable or unavoidable as confirmed by either parties or the government department.

The party encountering force majeure shall immediately notify the other party the circumstances of such force majeure by possible means, and submit a detailed written report as well as the report on the impossibility of performance of its duties under this Contract or the necessity of delay in performance of its duties under this Contract within ten days after the end of force majeure event.

XVI.	Dispute settlement

Any dispute arising herefrom or related hereto may be settled by both parties through consultation. If consultation fails, either party is entitled to file a lawsuit to the competent people’s court in the location of the properties of Party A.

XVII.	Supplementary provisions

17.1	This Contract will come into effect as of the signature and sealing by both parties. However, the signatures need to be confirmed by both parties and official seal shall be affixed onto the figures or texts in handwriting, otherwise the part of clauses in handwriting will be void.

17.2	For the circumstances not covered herein, if the party at fault causes losses to the observant party, the party at default shall bear the compensation responsibility.

17.3	Party A will be responsible for assisting to solve the local affairs occurred in the operating activities of Party B, as well as the affairs related to local transportation, public security, sanitation, fire protection, tax administration, and industry and commerce etc.

17.4	In case of any change in all kinds of certificates involved in the attachments hereto within the validity period of this Contract, the concerned party shall notify the other party and submit the copy of changed certificate within three days.

17.5	As of the effective day of this Contract, if parties hereto and their affiliated enterprises have concluded or entered into any oral, written or electronic documents on the establishment date of this Contract, in case of any conflict with the contents hereof, the contents of this Contract shall prevail. For other matters not covered herein, both parties will otherwise consult with each other and sign supplementary contract (agreement). In case of discrepancy between supplementary contract and this Contract, the supplementary contract shall prevail.

17.6	The attachments of this Contract constitute an integral part of this Contract. This Contract is made in quadruplicate and has 10 pages in total. Among them, each party holds two copies respectively, and all of them shall have the same legal effect.

(The following is intentionally left blank)

Party A:	Neighborhood Committee of Xiqili Community, Caiyuan Street, Taishan District, Tai’an City

Legal representative:	/s/ Linshan Liu

Party B:	Tai’an Tony Fun Shopping Mall Co., Ltd.

Legal representative:	/s/ Zhiqiang Han

Date of signature: June 25, 2014

Attachments of this Contract are as follows:

Attachment 1: Both parties’ duplicate copy of business license for enterprise legal person, organization code certificate for autonomous corporate organization (copy)

Attachment 2: State-owned land use certificate or construction ownership certificate, construction land planning permit, construction engineering planning permit, construction commencement permit, house ownership certificate, opinion on qualification in fire protection acceptance, and other fire protection examination and approval formalities etc.

Attachment 3: Schematic Diagram of Lease Area

Attachment 4: Scope of Responsibilities and Engineerings of Both Parties

Attachment 5: Architectural Plan, Architectural Decoration Design Sketch

Attachment 6: Property Technical Standards

Attachment 7: All kinds of certificates, drawings and technical materials after completion

(1)	House acceptance certificate

(2)	Construction completion drawing

(3)	Engineering acceptance inspection documents

(4)	Relevant system wiring diagram

(5)	Equipment qualification or inspection certificate

(6)	Electronic CAD drawing

Attachment 8: Schematic diagram of advertising space locations

Attachment 9: Account designated by Party A and proof

Attachment 10: Property Handover List

Supplementary Terms

Lessor:	Neighborhood Committee of Xiqili Community, Caiyuan Street, Taishan District, Tai’an City (hereinafter referred to as “Party A”)

Lessee:	Tai’an Tony Fun Shopping Mall Co., Ltd. (hereinafter referred to as “Party B”)

Per friendly consultation and by unanimous agreement, and based on the “Lease Contract” regarding “Party B’s lease of Party A’s commercial building located at Xiqili Community, Baosheng Plaza, South of Middle Section of Taishan Street, Tai’an City”, both parties hereby conclude the supplementary terms as follows:

1.	Per consultation, both parties agree unanimously that the rent commencement date starts from August 1, 2016.
2.	Due to the overall economic downturn and market stagnation, and currently the shopping mall lacks of popularity at the early stage of operation, by consensus between both parties; per friendly consultation between both parties, Party A agrees to offer Party B the discounts of rent exemption for 24 months within the contract period. The grace period in rent exemption will be implemented in the first five years: from the first to fourth year, Party A will offer Party B 5 months of rent exemption each year; and Party A will offer Party B 4 months of rent exemption in the fifth year.
3.	For the rent of the first year, after the Supplementary Terms has been signed and sealed, Party B shall pay RMB1 Million immediately, and the rest shall be paid on or before August 15, 2017 in lunar calendar.
4.	Other matters not covered herein will be otherwise negotiated by both parties.

Party A (Seal):	Neighborhood Committee of Xiqili Community, Caiyuan Street, Taishan District, Tai’an City	Party B (Seal):	Tai’an Tony Fun Shopping Mall Co., Ltd.

Authorized representative:	/s/ Linshan Liu	Authorized representative:	/s/ Zhiqiang Han

Date of signature:	June 16, 2017	Date of signature:	June 16, 2017